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                                                                    EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-58439) and related Prospectus of BEA Systems, Inc. for the registration of 560,704 shares of its common stock and to the incorporation by reference therein of our report dated February 24, 1998, with respect to the Consolidated Financial Statements of BEA Systems, Inc. included in its Annual Report (Form 10-KSB) for the year ended January 31, 1998 and our report dated February 24, 1998, except for Note 18, as to which the date is April 30, 1998, with respect to the Supplemental Consolidated Financial Statements of BEA Systems, Inc. included in its report on Form 8-K dated September 10, 1998, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP

Palo Alto, California

September 10, 1998